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                           LIFETIME PLUS BENEFIT RIDER
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. This rider will terminate as indicated under the "Conditions for Termination of the Lifetime Plus Benefit Rider" section.

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The Lifetime Plus Benefit is designed to provide a payment stream in the form of partial withdrawals for life.
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                                DEFINITIONS
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DEFINITIONS Definitions specific to this rider that are not in the Base Contract follow.

5% ANNUAL INCREASE              A calculation we use in determining the Benefit
                                Base under the Lifetime Plus Benefit.

5% ANNUAL INCREASE CAP          A calculation we use in determining the maximum
                                amount that we will increase the Benefit Base under the Lifetime Plus Benefit.

BASE CONTRACT                   The contract to which this rider is attached.

BENEFIT ANNIVERSARY             A 12-month anniversary of the Benefit Date.

BENEFIT DATE                    The date you exercise the Lifetime Plus Benefit
                                and Lifetime Plus Payments begin. It is also the date we establish the initial Lifetime Plus
                                Payment.

BENEFIT YEAR                    Any period of 12 months commencing with the
COVERED                         Benefit Date and each Benefit Anniversary
                                thereafter. PERSON(S) The person(s) on whose lives we base Lifetime Plus Payments. We determine the Covered Person(s) on the Rider
                                Effective Date.
                                For single Lifetime Plus Payments and:
                                (a)     solely owned contracts the Covered
                                        Person is the Owner.
                                (b)     contracts owned by a non-individual the
                                        Covered Person is the Annuitant.
                                (c)     jointly owned contracts you may be able
                                        to choose which Joint Owner is the
                                        Covered Person subject to the maximum
                                        age restriction for adding the Lifetime
                                        Plus Benefit to your contract. The
                                        maximum age is shown on the Contract
                                        Schedule.

                                For joint life Lifetime Plus Payments:
                                (a)     You and your spouse are the Covered
                                        Persons. Spouses must qualify as such
                                        under federal law until the Lifetime
                                        Plus Benefit terminates. If at any time
                                        before the Lifetime Plus Benefit
                                        terminates you are no longer spouses you must send us notice and remove a Covered Person from the contract. If one Covered Person dies before we receive notice that the Covered Persons are no longer spouses, then the Lifetime Plus Benefit will terminate and any Lifetime Plus Payments we were making will stop.
                                (b) Under contracts that are not qualified under the tax code, spouses must be Joint Owners, or Annuitant and sole primary Beneficiary if the Owner is a non-individual.
                                (c) Under contracts that are qualified under the tax code, one spouse must be the Owner, or Annuitant if the Owner is a non-individual, and the other spouse must be the sole primary Beneficiary.

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                             DEFINITIONS (CONTINUED)
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COVERED PERSON(S)               A person will no longer qualify as a Covered
(CONTINUED)                     Person and will be removed from the contract if
                                that person is no longer an Owner, Joint Owner, Annuitant, or sole primary Beneficiary as required above.

                                After we issue the Lifetime Plus Benefit you cannot add a Covered Person or change Covered Persons. You can remove a Covered Person if you elect joint Lifetime Plus Payments. You can only make this change once.

                                If you have not exercised the Lifetime Plus
                                Benefit you can request the removal of a Covered Person within 30 days before a Contract Anniversary by completing the appropriate form. After the Benefit Date you can request the removal of a Covered Person within 30 days before a Benefit Anniversary by completing the appropriate form. We will process your request on the Contract Anniversary, or Benefit Anniversary if applicable, that occurs immediately after your request is received in good order at our Service Center. If the Contract Anniversary or Benefit Anniversary does not occur on a Business Day we will process your request on the next Business Day.

                                If you remove a Covered Person from your contract, we will change the additional Mortality and Expense Risk (M&E) Charge for joint Lifetime Plus Payments to the additional M&E Charge for single Lifetime Plus Payments that is in effect for newly issued contracts as of the date we process your request. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                                If you remove a Covered Person after the Benefit Date we will compare your current Lifetime Plus Payment to a payment based on the appropriate percentage for the remaining Covered Person's current age and the current Contract Value as of the Benefit Anniversary that we process your removal request. The payment percentages and age bands are shown on the Contract Schedule. If the payment based on the appropriate percentage for the remaining Covered Person's current age and the Contract Value is greater, we will increase your Lifetime Plus Payment to this new amount.

                                Joint Lifetime Plus Payments may not be
                                available for some contracts that are owned by a non-individual.

EXCESS WITHDRAWAL               An additional withdrawal you take while you are
                                receiving Lifetime Plus Payments. An Excess
                                Withdrawal is subject to a withdrawal charge and will reduce the Contract Value, future Lifetime
                                Plus Payments, and the Traditional Death Benefit value, or the Quarterly Value Death Benefit value if applicable. Any amount paid as part of a required minimum distribution is not treated as an Excess Withdrawal and is never subject to a withdrawal charge.

LIFETIME PLUS PAYMENT           The payment we make to you under the Lifetime
                                Plus Benefit. Lifetime Plus Payments are based on the ages and lifetimes of the Covered
                                Person(s).

QUARTERLY ANNIVERSARY           The day that occurs three, six, and nine
                                calendar months after the Issue Date or any Contract Anniversary. Quarterly Anniversaries also include Contract Anniversaries. If the Quarterly Anniversary does not occur on a Business Day, we will consider it to occur on the next Business Day.

QUARTERLY ANNIVERSARY VALUE     A calculation we use in determining the Benefit
                                Base under the Lifetime Plus Benefit.

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                              LIFETIME PLUS BENEFIT
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EXERCISING THE LIFETIME         To exercise the Lifetime Plus Benefit all
PLUS BENEFIT                    Covered Person(s) must meet the age restrictions
                                shown on the Contract Schedule on the Benefit
                                Date and we must receive a Lifetime Plus Payment election form at our Service Center. Lifetime
                                Plus Payments will begin on the Benefit Date.

                                If you exercise the Lifetime Plus Benefit, then beginning on the Benefit Date:
                                (a)     Partial Annuitizations are no longer
                                        available.
                                (b)     You can no longer make additional
                                        Purchase Payments to the contract.
                                (c) The free withdrawal privilege will no longer be available to you.
                                (d) You can only change the ownership of the Base Contract if you elected joint Lifetime Plus Payments, and:
                                        1)     an Owner dies, and the spouse
                                               continues the contract, or
                                        2)     you remove a Covered Person from
                                               the Base Contract who is also a
                                               Joint Owner. In this case the
                                               remaining Covered Person must
                                               become the new sole Owner.
                                (e)     The additional M&E Charge for the
                                        Lifetime Plus Benefit will continue
                                        until the Lifetime Income Plus Benefit
                                        terminates or the Contract Value is
                                        fully depleted.
                                (f) If you have the Quarterly Value Death Benefit Rider, the additional M&E Charge for the Quarterly Value Death Benefit will continue as long as the Quarterly Value Death Benefit value is greater than zero.
                                (g) The Traditional Death Benefit value, or the Quarterly Value Death Benefit value if applicable, will no longer increase.
                                (h)     Each Lifetime Plus Payment and any
                                        Excess Withdrawal will reduce the
                                        Traditional Death Benefit value, or the
                                        Quarterly Value Death Benefit value, if
                                        applicable, proportionately by the
                                        percentage of Contract Value withdrawn,
                                        including any withdrawal charge.
                                (i)     The Contract Value will continue to
                                        fluctuate as a result of market
                                        performance.
                                (j)     Each Lifetime Plus Payment and any
                                        Excess Withdrawal will reduce the
                                        Contract Value on a dollar for dollar
                                        basis.

LIFETIME  PLUS PAYMENTS         We will base the initial Lifetime Plus Payment
                                on the Benefit Base and the age band of the Covered Person, or younger Covered Person if you elect joint Lifetime Plus Payments. The age bands are shown on the Contract Schedule.
                                Lifetime Plus Payments are not subject to a withdrawal charge.

                                On the Benefit Date and each subsequent Benefit Anniversary, each Lifetime Plus Payment for the Benefit Year is equal to the annual Lifetime Plus Payment divided by the number of payments you elected to receive each year. Each Lifetime Plus Payment must meet the minimum shown on the Contract Schedule. If the scheduled Lifetime Plus Payment date does not fall on a Business Day, we will make payment to you on the next Business Day.

                                Once you exercise the Lifetime Plus Benefit you cannot elect to stop your Lifetime Plus Payments except by: (a) taking an Excess Withdrawal of the entire remaining Contract Value, or (b) requesting Annuity Payments under a Full Annuitization based on the entire remaining Contract Value.

                                Any Excess Withdrawal will reduce your Lifetime Plus Payment proportionately by the percentage of Contract Value withdrawn, including any withdrawal charge. Taking an Excess Withdrawal may cause Lifetime Plus Payments to stop, and the Lifetime Plus Benefit to terminate. If you take an Excess Withdrawal that reduces your Lifetime Plus Payments so that it fails to meet the minimum shown on the Contract Schedule, you must take an Excess Withdrawal of the entire Contract Value. Lifetime Plus Payments will then stop, and the Lifetime Plus Benefit and the Base Contract will terminate.

                                Once each Benefit Year you can change the frequency of Lifetime Plus Payments for the following Benefit Year. You must provide notice of any requested change to the frequency of your Lifetime Plus Payment to our Service Center at least 30 days before the Benefit Anniversary. We will change the payment frequency on the Benefit Anniversary and the change will remain in effect for the entire following Benefit Year.

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                        LIFETIME PLUS BENEFIT (CONTINUED)
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LIFETIME PLUS PAYMENTS          We will deduct each Lifetime Plus Payment
(CONTINUED)                     proportionately from the Investment Options. We
                                will continue to allocate the Contract Value among the Investment Options according to your instructions while the Lifetime Plus Benefit is in effect. You can continue to make transfers between the Investment Options while the Lifetime Plus Benefit is in effect subject to the provisions set out in the Transfers section of the Base Contract and in the Asset Allocation
                                Rider.

                                 If you fully deplete your Contract Value, then you will continue to receive Lifetime Plus Payments until the Lifetime Plus Benefit terminates. If you take no Excess Withdrawals while the Lifetime Plus Benefit is in effect, then Lifetime Plus Payments will continue as follows.
                                (a) For single Lifetime Plus Payments where the Contract is solely owned or owned by a non-individual, Lifetime Plus Payments continue until the death of the Covered Person.
                                (b) For single Lifetime Plus Payments where the contract is jointly owned and the Joint Owners are not spouses, Lifetime Plus Payments continue until the death of any Joint Owner.
                                (c) For single Lifetime Plus Payments where the contract is jointly owned by spouses, Lifetime Plus Payments continue until the death of any Joint Owner unless the surviving spouse is the Covered Person and elects to continue the contract. If a surviving spouse who is also the Covered Person continues the contract, Lifetime Plus Payments will continue until the death of the surviving Covered Person.
                                (d)     For joint Lifetime Plus Payments,
                                        Lifetime Plus Payments continue until
                                        the deaths of both Covered Persons. Upon the death of an Owner who was also a Covered Person, or the death of the Annuitant who is also a Covered Person if the contract is owned by a non-individual, if the surviving spouse continues the contract Lifetime Plus Payments will continue at 100% of the amount that we were paying when both Covered Persons were alive. If the surviving spouse instead elects to receive the death benefit in that situation, then Lifetime Plus Payments will stop.

THE BENEFIT BASE                 You can only access the Benefit Base by taking
                                 single or joint Lifetime Plus Payments.

                                 On the Benefit Date, the Benefit Base is equal to the greatest of:
                                 (a)   the Contract Value,
                                 (b)   the Quarterly Anniversary Value, or
                                 (c)   the 5% Annual Increase.

                                Beginning on the Benefit Date we will no longer calculate the Quarterly Anniversary Value, the 5% Annual Increase or the 5% Annual Increase Cap and they will all cease to exist.

AUTOMATIC ANNUAL PAYMENT        Beginning on the Benefit Date your Lifetime Plus
INCREASES TO THE LIFETIME       Payment will only increase through the automatic
PLUS PAYMENTS                   annual payment increase feature. We will apply
                                any annual payment increase on each Benefit
                                Anniversary after the Benefit Date. Annual
                                Payment increases are only available before the older Covered Person's 91st birthday.

                                You will receive an increase to your Lifetime Plus Payment if the Contract Value on the current Benefit Anniversary is greater than the Contract Value from one year ago. If the Contract Value has increased we calculate the percentage of growth between these two Contract Values and increase your Lifetime Plus Payment by this percentage.

                                You may also receive an annual payment increase if the Covered Person, or younger Covered Person in the case of joint Lifetime Plus Payments, has:
                                (a)     crossed an age band on a Benefit
                                        Anniversary, as shown on the Contract
                                        Schedule, and
                                (b) the new Lifetime Plus Payment percentage for that new age band when applied to the Contract Value as of the Benefit Anniversary results in a higher Lifetime Plus Payment.

                                 In this case, we will increase your Lifetime
                                 Plus Payment to this new value as of the Benefit Anniversary.

S40742                                4
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                        LIFETIME PLUS BENEFIT (CONTINUED)
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AUTOMATIC ANNUAL PAYMENT        Automatic annual payment increases are no longer
INCREASES TO THE LIFETIME       available after you fully deplete your Contract
PLUS PAYMENTS (CONTINUED)       Value.

                                If we apply an annual payment increase to your Lifetime Plus Payment, we reserve the right to change the additional M&E Charge for the Lifetime Plus Benefit on every fifth Benefit Anniversary. We can only make this change 60 days after any fifth Benefit Anniversary if you received an annual payment increase on the current Benefit Anniversary or any of the past four Benefit Anniversaries.

                                If you have not received an increase to your Lifetime Plus Payment on any of the past five Benefit Anniversaries, we will not change the additional M&E Charge for the Lifetime Plus Benefit. If you received an increase on any of the past five Benefit Anniversaries we will change the additional M&E Charge for single or joint Lifetime Plus Payments to the additional M&E Charge that is in effect for a newly issued contract as of the most recent fifth Benefit Anniversary. We will make this change only if this amount differs from the current additional M&E Charge you are paying.

                                We will make any change as of the 60th day after the most recent fifth Benefit Anniversary, or on the next Business Day if the 60th day is not a Business Day. Because we change the additional M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the 60th day will remain the same.

                                If this change decreases the additional M&E
                                Charge for the Lifetime Plus Benefit, then we will make the change and send you a confirmation letter.

                                If this change increases the additional M&E
                                Charge for the Lifetime Plus Benefit then we will send you written notice of the intended increase and provide you at least a 30-day notice period to decline the increase. If you decline the increase:
                                (a)     you will no longer be eligible to
                                        receive future annual payment increases
                                        to your Lifetime Plus Payments, and
                                (b) your annual Lifetime Plus Payment amount will be equal to the annual amount that we established on the most recent fifth Benefit Anniversary. Your Lifetime Plus Payments will remain fixed at this level until the Lifetime Plus Benefit terminates, unless you take an Excess Withdrawal.

                                If you do not decline the increase during the 30-day notice period we will increase the additional M&E Charge for the Lifetime Plus Benefit. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule.



S40742                                  5
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                           QUARTERLY ANNIVERSARY VALUE
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QUARTERLY ANNIVERSARY VALUE     We only calculate the Quarterly Anniversary
                                Value before the older Covered Person's 91st birthday and before you exercise the Lifetime Plus Benefit. If you have not exercised the Lifetime Plus Benefit before the older Covered Person's 91st birthday, the Quarterly Anniversary Value will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                                If the Rider Effective Date is the Issue Date, the Quarterly Anniversary Value on the Issue Date is equal to the Purchase Payment received on the Issue Date.

                                If the Rider Effective Date occurs after the Issue Date, the Quarterly Anniversary Value on the Rider Effective Date is equal to the Contract Value on that date.

                                On each Business Day we:
                                (a) increase the Quarterly Anniversary Value by the amount of any additional Purchase Payments received that day, and
                                (b) reduce the Quarterly Anniversary Value proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

                                 On each Quarterly Anniversary we process any increase or decrease to the Quarterly Anniversary Value due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following calculation. On each Quarterly Anniversary the Quarterly Anniversary Value is equal to the greater of its value on the immediately preceding Business Day, or the Contract Value as of that Quarterly Anniversary.

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                               5% ANNUAL INCREASE
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5% ANNUAL INCREASE              We only calculate the 5% Annual Increase before
                                the older Covered Person's 91st birthday and before you exercise the Lifetime Plus Benefit.
                                If you have not exercised the Lifetime Plus
                                Benefit before the older Covered Person's 91st birthday, the 5% Annual Increase will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                                If the Rider Effective Date is the Issue Date and you do not reset the 5% Annual Increase, then the 5% Annual Increase on the Issue Date is the Purchase Payment received on the Issue Date.

                                If the Rider Effective Date occurs after the Issue Date or if you reset the 5% Annual Increase, then the 5% Annual Increase on the Rider Effective Date or reset anniversary is the Contract Value as of the Rider Effective Date or reset anniversary as applicable.

                                On each Business Day before the tenth Contract Anniversary (or, if applicable, before the tenth Contract Anniversary that occurs after the Rider Effective Date or reset anniversary), we:
                                (a) increase the 5% Annual Increase by the amount of any additional Purchase Payments received that day, and
                                (b)     reduce the 5% Annual Increase
                                        proportionately by the percentage of
                                        Contract Value applied to a Partial
                                        Annuitization or withdrawn that day,
                                        including any withdrawal charge.

                                 On each Contract Anniversary before the tenth Contract Anniversary (or, if applicable, before the tenth Contract Anniversary that occurs after the Rider Effective Date or reset anniversary) we process any increase or decrease to the 5% Annual Increase due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

S40742                               6
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                         5% ANNUAL INCREASE (CONTINUED)
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5% ANNUAL INCREASE      On the first Contract Anniversary of the Issue Date (or,
(CONTINUED)             if applicable, on the first Contract Anniversary that
                        occurs after the Rider Effective Date or reset anniversary) the 5% Annual Increase is equal to:
                        b + [ 1.05 x (a - b) ], where:
                            a = the 5% Annual Increase as of the immediately
                                preceding Business Day.
                            b = Purchase Payments received during the last
                                Contract Year. If the Rider Effective Date is the Issue Date and you did not reset the 5% Annual Increase, then we will exclude any Purchase Payments received within 90 days of the Issue Date. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial
                                Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                        On the second through ninth Contract Anniversaries of the Issue Date (or, if applicable, on the second through ninth Contract Anniversaries that occur after the Rider Effective Date or reset anniversary) the 5% Annual Increase is equal to:
                        d + [ 1.05 x (c - d + (0.05 x e)) ], where:
                            c = the 5% Annual Increase as of the immediately
                                preceding Business Day.
                            d = Purchase Payments received during the last
                                Contract Year. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.
                            e = Purchase Payments received during the
                                Contract Year that began two years ago. If the Rider Effective Date is the Issue Date and you did not reset the 5% Annual Increase, then on the second Contract Anniversary we will exclude any Purchase Payments received within 90 days of the Issue Date. We reduce each of these Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                        On each Business Day on or after the tenth Contract Anniversary of the Issue Date (or, if applicable, on or after the tenth Contract Anniversary after the Rider Effective Date or reset anniversary) the 5% Annual Increase is equal to the 5% Annual Increase Cap.

                        The 5% Annual Increase will never exceed the 5% Annual Increase Cap.

5% ANNUAL INCREASE      We only calculate the 5% Annual Increase Cap before the
CAP                     older Covered Person's 91st birthday and before you
                        exercise the Lifetime Plus Benefit. If you have not exercised the Lifetime Plus Benefit before the older
                        Covered Person's 91st birthday, the 5% Annual Increase
                        Cap will cease to exist and the Lifetime Plus Benefit will no longer be available to you.

                        If the Rider Effective Date is the Issue Date and you do not reset the 5% Annual Increase, then the 5% Annual Increase Cap on the Issue Date is two times the Purchase Payment received on the Issue Date.

                        If the Rider Effective Date occurs after the Issue Date or if you reset the 5% Annual Increase, then the 5% Annual Increase Cap on the Rider Effective Date or reset anniversary is two times the Contract Value as of the Rider Effective Date or reset anniversary as applicable.

S40742                                7
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                         5% ANNUAL INCREASE (CONTINUED)
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5% ANNUAL INCREASE CAP          On each Business Day we:
(CONTINUED)                     (a)     increase the 5% Annual Increase Cap by
                                        the amount of any additional Purchase
                                        Payments received that day, and
                                (b)     reduce 5% Annual Increase Cap
                                        proportionately by the percentage of
                                        Contract Value applied to a Partial
                                        Annuitization or withdrawn that day,
                                        including any withdrawal charge.

                                On each Contract Anniversary we process any increase or decrease to the 5% Annual Increase Cap due to a Purchase Payment received that day, or a Partial Annuitization or withdrawal taken that day, after we do the following anniversary calculations.

                                If the Rider Effective Date is the Issue Date and you do not reset the 5% Annual Increase, then on the first Contract Anniversary the 5% Annual Increase Cap is equal to the following.
                                (a) Its value on the immediately preceding Business Day.
                                (b)     Plus any Purchase Payments received
                                        within 90 days of the Issue Date
                                        excluding the payment received on the
                                        Issue Date. We reduce each of these
                                        Purchase Payments proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn, including any withdrawal charge, for each annuitization or withdrawal taken since we received that payment.

                                On the second through tenth Contract
                                Anniversaries (or, if applicable, on the first through tenth Contract Anniversaries that occur after the Rider Effective Date or reset anniversary) we calculate the 5% Annual Increase Cap in the same way that we do on each Business Day other than a Contract Anniversary.

                                On the eleventh and later Contract Anniversaries (or, if applicable, on the eleventh and later Contract Anniversaries that occur after the Rider Effective Date or reset anniversary) the 5% Annual Increase Cap is equal to the following.
                                (a) Its value on the immediately preceding Business Day.
                                (b)     Plus any Purchase Payments received
                                        during the Contract Year that began
                                        eleven years ago. If the Rider Effective
                                        Date is the Issue Date and you did not
                                        reset the 5% Annual Increase, then on
                                        the eleventh Contract Anniversary only
                                        we exclude Purchase Payments received
                                        within 90 days of the Issue Date. We
                                        reduce each of these Purchase Payments
                                        proportionately by the percentage of
                                        Contract Value applied to a Partial
                                        Annuitization or withdrawn, including
                                        any withdrawal charge, for each
                                        annuitization or withdrawal taken since
                                        we received that payment.

RESETTING THE 5% ANNUAL         Before the older Covered Person's 81st birthday
INCREASE                        and before you exercise the Lifetime Plus
                                Benefit, you can reset the 5% Annual Increase to equal the Contract Value. You can request a reset within 30 days following a Contract
                                Anniversary by completing the appropriate form.
                                We will process your reset request as of the immediately preceding Contract Anniversary after your request is received in good order at our Service Center. We call this Contract
                                Anniversary the reset anniversary. If the reset anniversary does not occur on a Business Day we will process your request on the next Business
                                Day.

                                When we process your reset request, we will change the 5% Annual Increase to equal the Contract Value as of the reset anniversary. We will also increase the 5% Annual Increase Cap to equal two times the Contract Value as of the reset anniversary.

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                         5% ANNUAL INCREASE (CONTINUED)
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RESETTING THE 5% ANNUAL         If you reset the 5% Annual Increase, we will
INCREASE (CONTINUED)            change the additional M&E Charge for single or
                                joint Lifetime Plus Payments to equal the additional M&E Charge that is in effect for a newly issued contract as of the reset anniversary. We will make this change only if this amount differs from the current additional
                                M&E Charge you are paying.

                                We will change the additional M&E Charge on the 30th day following the reset anniversary, or the next Business Day if the 30th day is not a Business Day. We guarantee that if we increase the additional M&E Charge it will not exceed the maximum additional M&E Charge for single or joint Lifetime Plus Payments that is shown on the Contract Schedule. If we change the additional M&E Charge we will adjust the number of Accumulation Units so that the Contract Value on the 30th day will remain the same.

                                You cannot request a reset of the 5% Annual
                                Increase:
                                (a) on or after the older Covered Person's 81st birthday,
                                (b) on or after the Benefit Date that you exercise the Lifetime Plus Benefit,
                                (c)     on or after the Income Date that you
                                        take a Full Annuitization, or
                                (d)     if the 5% Annual Increase Cap is more
                                        than two times the Contract Value on the reset anniversary.

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                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

REMOVING THE LIFETIME PLUS      After the Rider Effective Date you can remove
BENEFIT RIDER FROM YOUR         the Lifetime Plus Benefit Rider from the
CONTRACT                        contract at any time before you exercise it. You
                                can request the removal of the rider within 30 days before a Contract Anniversary by completing the appropriate form. We will process your request on the Contract Anniversary, or on the next Business Day if the Contract Anniversary is not a Business Day, that occurs immediately after your request is received in good order at our Service Center. We call this date the Rider
                                Termination Date and it is shown on the Contract
                                Schedule Addendum.

                                If you remove the Lifetime Plus Benefit from your contract, we will no longer assess the additional M&E Charge for the Lifetime Plus Benefit as of the Rider Termination Date. Because we decrease the M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the rider removal date will remain the same.

                                If you remove the Lifetime Plus Benefit from the contract, then it will no longer be available for future selection.

CONDITIONS FOR TERMINATION      Before you exercise the Lifetime Plus Benefit it
OF THE LIFETIME PLUS BENEFIT    will terminate upon the earliest of the
                                following.
                                (a)     The Rider Termination Date if you remove
                                        the Lifetime Plus Benefit from the
                                        contract.
                                (b)     The date of death of all Covered
                                        Persons.
                                (c)     The older Covered Person's 91st
                                        birthday.
                                (d)     The Business Day before the Income Date
                                        that you take a Full Annuitization.
                                (e)     The Business Day we process your request
                                        for a full withdrawal.
                                (f)     The Business Day that the Base Contract
                                        terminates.

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                         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

Conditions for                  On or after the Benefit Date that you exercise
Termination of the              the Lifetime Plus Benefit it will terminate upon
Lifetime Plus Benefit           the earliest of the following.
(continued                      (a)     The Business Day you take an Excess
                                        Withdrawal of the entire Contract Value.
                                        If you take an Excess Withdrawal that
                                        reduces Lifetime Plus Payments to a
                                        level where we are unable to structure
                                        the Lifetime Plus Payment so that it is
                                        at least $100, you must take an Excess
                                        Withdrawal of the entire Contract Value.
                                (b)     The Business Day before the Income Date
                                        that you take a Full Annuitization.
                                (c)     For single Lifetime Plus Payments where
                                        the contract is solely owned or owned by a non-individual, the death of the Covered Person.
                                (d)     For single Lifetime Plus Payments where
                                        the contract is jointly owned and the
                                        Joint Owners are not spouses, the death
                                        of any Joint Owner.
                                (e)     For single Lifetime Plus Payments where
                                        the contract is jointly owned by
                                        spouses, the death of any Joint Owner
                                        unless the surviving spouse is the
                                        Covered Person and elects to continue
                                        the contract. If the surviving spouse
                                        who is also the Covered Person continues the contract, the Lifetime Plus Benefit will terminate with the death of the Covered Person.
                                (f)     For joint Lifetime Plus Payments, the
                                        deaths of both Covered Persons. If an
                                        Owner dies, or an Annuitant dies and if
                                        the contract is owned by a
                                        non-individual, the surviving spouse may elect to receive the death benefit.
                                        Lifetime Plus Payments will then stop
                                        and the Lifetime Plus Benefit will
                                        terminate as of the end of the Business
                                        Day during which we receive in good
                                        order at the Service Center both due
                                        proof of death and an election of the
                                        death benefit payment option.
                                (g)     The Business Day that the Base Contract
                                        terminates.

RIDER CHARGE                    The additional M&E Charge for this rider is
                                shown on the Contract Schedule or Contract
                                Schedule Addendum as applicable.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

           /s/Wayne A. Robinson              /s/Douglas P. Reynolds
              Wayne A. Robinson                 Douglas P. Reynolds
                  Secretary                         President


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